Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 8-K of our report dated April 11, 2012 with respect to the audited financial statements of Cardinal Energy Group, LLC for the years ended December 31, 2011 and 2010.

/s/ MALONEBAILEY, LLP
www.malone−bailey.com
Houston, Texas

October 4, 2012